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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 2, 2005
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item  8.01  Other Events

On August 2, 2005, Dominion Bond Rating Service (DBRS) downgraded the long-term debt rating of General Motors Acceptance Corporation and its subsidiaries to BBB
(low) from BBB, and the short-term debt rating was downgraded to R-2 (low) from R-2 (middle). The trend remains negative. Their press release follows.


DBRS Downgrades GMAC & Related Subsidiaries
Downgrades to BBB (low), R-2 (low)
Date of Release: August 2, 2005


Dominion Bond Rating Service ("DBRS") has today downgraded the ratings of General Motors Acceptance Corporation ("GMAC") and its subsidiaries to BBB (low) and R-2 (low) for the long-term debt and short-term debt, respectively. The rating trend remains Negative. The ratings are removed from "Under Review with Negative Implications", where they were placed on July 22, 2005.

This rating action is entirely due to DBRS's concurrent downgrade of the ratings of General Motors Corporation ("GM").

The rating action principally reflects the much worse than expected performance at GM's North American operations, an eroding position in its most important North American market, and the lack of solid progress to date to control rising health care costs. GM's much weakened credit profile is no longer compatible with an investment-grade rating. Moreover, the full benefits of GM's most significant product program, the T-900 program, are at least two years away and the ability of GM to restore its credit profile is uncertain because of the intensifying competitive environment in North America. See separate DBRS press release on GM for more details.

GMAC continues to perform well, but earnings declined modestly as weaker Financing operations were only partially offset by stronger Mortgage operations and Insurance operations. Lower Financing results reflect the impact of higher interest rates and rising borrowing costs. GMAC continues to focus on diversifying its funding sources given its reduced access to unsecured debt markets at a reasonable cost. The recently announced US$55 billion committed whole loan sale agreement (over five years) is a further step towards management's "originate and sell" business model. Structural subordination should not be an issue, so long as the future proceeds are allocated toward the reduction of unsecured debt.

Asset quality, balance sheet leverage, and liquidity remain respectable. GMAC has more than sufficient maturing receivables to meet maturing debt obligations. Overall, GMAC is a source of earnings stability and dividends for GM.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        August 4, 2005         /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        August 4, 2005         /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller